                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           CENTRUM INDUSTRIES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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



                       [CENTRUM INDUSTRIES LETTERHEAD]


August 25, 1997



Dear Shareholder:

We are pleased to report that in 1997, Centrum Industries, Inc. passed the $70 million mark in annual revenues resulting in record earnings of $2.4 million for the year ended March 31, 1997.

This performance was made possible by the successful assimilation of McInnes Steel combined with the continued strong performance of the motor production systems group. The remaining group within the company, material handling systems, saw a decline in both sales and operating income caused primarily by customer reschedules. This group's backlog remains strong and performance is expected to recover somewhat in fiscal 1998.

Several noteworthy events took place in the past year that are important to the future growth of the company. In March of 1997, Micafil entered into a joint venture with Axis, S.p.A. of Florence, Italy to jointly manufacture, develop, service and market motor production systems. The combination of the capabilities of Micafil and Axis makes the joint venture one of the strongest players in this market.

Also in March of 1997, the company re-aligned key management at American Handling and has recently installed a new team that is committed to aggressive growth of our material handling systems group.

In June of 1997, the company acquired the assets of Taylor Forge, a large producer of steel seamless rolled rings. This acquisition permits the McInnes group to produce rings ranging in size from 4" in diameter (2 lbs.) up to 160" in diameter (11,000 lbs.). This capability covers over 90% of the total market and makes us one of the largest producers in the industry.

These key events have set the stage for further internal growth during the next few years. Additionally, we remain committed to our strategy of selective acquisition within our core businesses and expect to complete at least one further acquisition during the current fiscal year.

In summary, Centrum today is a far cry from what it was several years ago. We have had three consecutive years of increasing profitability. The company currently employs over five hundred people, and we have shareholders' equity in excess of $8.5 million. The combined support of shareholders and employees has made this success possible. There is much more to be done, however, as we are still a "work in process" and we must continue to sustain our growth to convince the financial markets of our ultimate shareholder value.


Sincerely,


George H. Wells
-----------------------------
George H. Wells
Chairman
President/Chief Executive Officer

[CENTRUM INDUSTRIES LETTERHEAD]




                          NOTICE OF ANNUAL MEETING OF
                            SHAREHOLDERS TO BE HELD
                           THURSDAY, OCTOBER 2, 1997


TO THE HOLDERS OF SHARES OF COMMON STOCK:

Notice is hereby given that the Annual Meeting of the Shareholders of Centrum Industries, Inc. (the "Corporation") will be held at THE CROWNE PLAZA HOTEL IN SALONS E & F, TWO SEAGATE/SUMMIT STREET, TOLEDO, OHIO, ON THURSDAY, OCTOBER 2, 1997 AT 3:00 P.M. (EST), for the purpose of considering and voting upon the following matters:

1. The election of eight (8) Directors to serve a one (1) year term or until their successor shall have been appointed and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation.

Shareholders of record at the close of business on August 15, 1997 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting. Shareholders of the Corporation will be entitled to one (1) vote per share of common stock registered in their name. Shareholders of Poly Company of America, Inc. will be entitled to one (1) vote per five (5) shares of Poly Company of America, Inc. stock registered in their name.

                                        By order of the Board of Directors,

                                        GEORGE H. WELLS
                                        Chairman
                                        President and Chief Executive Officer



August 18, 1997

                                   IMPORTANT
                                   ---------

  WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY SHEET IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.
                            NO POSTAGE IS REQUIRED.

                                PROXY STATEMENT

                              GENERAL INFORMATION

         This Proxy statement is furnished in connection with the solicitation by the Board of Directors of Centrum Industries, Inc., (the "Corporation") of proxies to be voted at the Annual Meeting of the Shareholders to be held on Thursday, October 2, 1997, at The Crowne Plaza Hotel in Salons E & F, Two SeaGate / Summit Street, Toledo, Ohio, at 3:00 EST, in accordance with the foregoing notice.

         The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by the use of the mails, but certain officers or Directors of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on or about August 22, 1997.

         Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the President of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the meeting. The shares will be voted in accordance with the direction of the shareholders as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the eight (8) persons listed in this Proxy Statement.

                               VOTING SECURITIES

         Only shareholders of record at the close of business on August 15, 1997 will be eligible to vote at the Annual Meeting or any adjournment there of. As of August 15, 1997, the corporation has 8,463,237 shares of $.05 par value common stock which includes all of the unexchanged shares of Energy Resources of North Dakota, Inc., par value $.05 per share and all of the unexchanged shares of the Poly Company of America, Inc., par value $.01 per share, which are the equivalent of 163,175 shares of common stock, $.05 par value of the Corporation. Shareholders are entitled to one (1) vote for each share of common stock owned in the Corporation or Energy Resources of North Dakota, Inc. and one (1) vote for each five (5) shares of common stock owned in Poly Company of America, Inc.

         Shareholders shall have the right to vote for up to eight directors. Each shareholder may vote for any or all candidates or may vote for any other person they deem suitable, however, each shareholder may only cast one vote for each candidate they select.

         All Directors and Executive Officers of the Corporation as a group comprised of ten (10) individuals, beneficially hold 3,226,589 shares of the Corporation's common stock as of May 31, 1997, representing 38.5 percent of the outstanding common stock of the Corporation.

                                   PROPOSAL 1

                     ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

         The Board of Directors herein nominates the following persons as Directors for the ensuing year with certain information set forth below about each nominee as of May 31, 1997:

         George H. Wells, age 53, currently a director, is Chairman of the Board, President and Chief Executive Officer of the Corporation. From 1990 to October 1991, he served as President and Chief Executive Officer of Doehler-Jarvis, a Toledo, Ohio-based producer of die cast and semi-permanent mold aluminum components utilized by the automotive industry and in general industrial applications. From 1985-1989, he served as President and Chief Operating Officer and as a Director of National Forge Company of Irvine, Pennsylvania, which produced precision machined components. Mr. Wells has been a Director since 1992.

         William C. Davis, age 51, currently a Director, is Chairman of the Board of Continental Capital Corporation. He graduated from Ohio Northern University in 1968 with a degree in Business Administration. He has more than 20 years of experience in finance, marketing and business. Mr. Davis has been a Director since 1988.

         Robert J. Fulton, age 54, currently a Director, President and Chief Executive Officer of Hoeganaes Steel Company, a major supplier of powder metals, previously served Centrum as an officer and consultant. From 1990 until December 1992, he served as Executive Vice President and Chief Operating Officer of Doehler-Jarvis, a Toledo-based producer of die cast and semi-permanent mold aluminum components utilized by the automotive industry and in general industrial applications. From 1986 through 1990, he served as a Director and Executive Vice President in charge of marketing and manufacturing of National Forge Company of Irvine, Pennsylvania, which produced precision machined components. Mr. Fulton has been a Director since 1993.

         David L. Hart, age 52, currently a Director, attended Colgate University. He has worked as a manufacturer's representative in the automotive industry and, for over five years has been the president of Lee Hart Associates, in Toledo, Ohio. Mr. Hart has been a Director since 1989.

         Thomas E. Seiple, age 51, currently a Director, graduated from Bowling Green State University in 1967, with a degree in Business Administration. For the past six years he has been the President of United Roofing & Sheet Metal, Inc., a regional fabricator and construction business located in Toledo, Ohio. Mr. Seiple has been a Director since 1988.

         David R. Schroder, age 54, currently a Director, is President of InvestAmerica Investment Advisors Inc., and InvestAmerica N.D. Management Inc. These two companies manage MorAmerica Capital Corporation and the North Dakota Small Business Investment Company respectively, both of whom are lenders to Centrum. Mr. Schroder holds a BS degree from Georgetown University, as well as an MBA from the University of Wisconsin. Mr. Schroder has been a Director since 1996.

         Richard C. Klaffky, age 50, currently a Director, is President and Chief Executive Officer of First New England Capital LP, a lender to Centrum. Mr. Klaffky is a member of the Board of Governors of the National Association of Small Business Investment Companies and serves on the boards of several companies. Mr. Klaffky holds a BA from Brown University and an MBA from Columbia University. Mr. Klaffky has been a Director since 1996.

         Mervyn H. Manning, age 64, currently a Director, has recently retired as a senior executive at Ford Motor Company, where he had overall responsibility for Latin American and Asian Automotive Operations.
         Mr. Manning is a Director of several companies and has recently served as the Chairman of Sinai Hospital of Detroit. Mr. Manning holds a BBA from the University of Michigan, as well as an MBA from Harvard Business School. Mr. Manning has been a Director since 1996.

         The Corporation believes that these candidates bring unique background and experience to our Board of Directors.

                         COMMITTEES AND COMPENSATION OF
                             THE BOARD OF DIRECTORS

         The Board of Directors conducts its business on a fiscal year basis from April 1 - March 31 of each year by conducting scheduled meetings and committee meetings. In accordance with the Bylaws of the Corporation, the Board of Directors has appointed and maintains a Compensation Committee.

         The Corporation's nominating function is performed by the Board of Directors acting as a committee of the whole. In conducting its nominating function, the Board of Directors of the Corporation is responsible for making annual nominations for Directors to fill vacancies created by expired terms and, from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. From April 1, 1996, the Board met six (6) times. During one (1) of those meetings the Board met to consider and act upon the nomination of Directors.

         The Compensation Committee is responsible for reviewing and recommending to the Board the Corporation's employee benefit plans including stock options; setting the compensation of the President and Chief Executive Officer, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee is composed of Messrs. Hart, Seiple and Fulton, the Compensation Committee met two (2) times since April 1, 1996.

         The Board of Directors meets quarterly. All Directors of the Corporation attended at least seventy five percent (75%) of the Board and Committee meetings that were scheduled since April 1, 1996.

                        DIRECTORS' FEES AND COMPENSATION

Directors who are employees of the Corporation or any subsidiary do not receive any fees for the Board or committee service. The Corporation reimburses all directors for travel, lodging, and related expenses that they may incur in attending Board and committee meetings.

Robert J. Fulton, Thomas E. Seiple, and David L. Hart each received 8,000 shares of Centrum's common stock during 1997 for services rendered as directors. On July 29, 1997 each of the seven non-employee directors received payments of $2,500 for each Board meeting attended subsequent to April 1, 1996 and $1,000 for each committee meeting attended subsequent to April 1, 1996. The aggregate amount paid was $81,000.

The following table sets forth the stock option grants received by Directors during 1997. No options were exercised for the fiscal year ended March 31, 1997 by any of the Directors included in the option grant table.



                             OPTION GRANTS IN 1997
                             For Board of Directors

                          Number of
                          securities    Percentage of
                          underlying    total options     Exercise or
                           options       granted in      in base price       Expiration            Grant date
                           granted       fiscal year       per share           date                 value (1)
                         -----------   ---------------  ---------------   ------------------     ----------------
William C. Davis          10,000             2.5%            $1.50         December 2, 2006         $  13,500
                           5,000             1.2%             2.00         December 2, 2006             6,000

Robert J. Fulton          10,000             2.5%            $1.50         December 2, 2006         $  13,500
                           5,000             1.2%             2.00         December 2, 2006             6,000

David L. Hart             10,000             2.5%            $1.50         December 2, 2006         $  13,500
                           5,000             1.2%             2.00         December 2, 2006             6,000

Thomas E. Seiple          10,000             2.5%            $1.50         December 2, 2006         $  13,500
                           5,000             1.2%             2.00         December 2, 2006             6,000


_________________

(1) Based on the Constant Elasticity Variance of the Black-Scholes model using the following assumptions: (a) a ten year option term; (b) 35% volatility rate; and (c) 0% dividend yield. Actual gain, if any, is dependent upon the actual performance of the shares of common stock underlying these options. There is no assurance that the amounts shown in this column will be achieved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned as of May 31, 1997 by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere herein, all directors and executive officers of the Corporation as a group, and each 5% holder.

                                                            Number of shares of Centrum
                                                                    common stock

                                                      beneficially owned          % of class
                                                      -------------------        ------------
         George H. Wells (a)                                584,940                  7.0
         William C. Davis (b)                               115,000                  1.4
         Timothy M. Hunter (c)                              183,031                  2.2
         Anthony A. Montani (d)                             218,098                  2.6
         Robert J. Fulton (e)                               457,939                  5.5
         David L. Hart (f)                                  245,418                  2.9
         Mervyn Manning (g)                                  50,000                  0.6
         Thomas E. Seiple (h)                               122,163                  1.5
         John R. Ayling (m)                                 591,536                  7.1
         MorAmerica Capital Corp (i)(l)                     627,500                  7.5
         North Dakota Small Business                        247,500                  3.0
           Investment Company (j)(l)
         First New England Capital Limited                  375,000                  4.5
           Partnership (k)(l)
         All current directors and executive
           officers of the corporation as group           3,226,589                 38.5

The beneficial owner has sole voting and investment power with respect to all shares listed, unless otherwise noted.
(a) Includes 416,667 shares Mr. Wells currently has the right to acquire pursuant to stock options; includes 1,606 shares with respect to Mr. Wells' ownership of shares held by Seneca Sheet Metal.
(b) Includes 115,000 shares Mr. Davis currently has the right to acquire pursuant to stock options.
(c) Includes 171,031 shares Mr. Hunter currently has the right to acquire pursuant to stock options.
(d) Includes 218,098 shares Mr. Montani currently has the right to acquire pursuant to stock options.
(e) Includes 281,667 shares Mr. Fulton currently has the right to acquire pursuant to stock options; includes 1,605 shares with respect to Mr.
Fulton's ownership of shares held by Seneca Sheet Metal.
(f) Includes 15,000 shares Mr. Hart currently has the right to acquire pursuant to stock options; includes 29,085 shares held by Mr. Hart's wife with respect to which she has sole voting and dispositive power.
(g) Includes 50,000 shares held by the Mervyn H. Manning Trust.
(h) Includes 15,000 shares Mr. Seiple currently has the right to acquire pursuant to stock options.
(i) Includes 627,500 shares MorAmerica Capital Corporation currently has the right to acquire pursuant to a note and warrant purchase agreement with the holders of the 11% convertible subordinated debt.
(j) Includes 247,500 shares The North Dakota Small Business Investment Company currently has the right to acquire pursuant to a note and warrant purchase agreement with the holders of the 11% convertible subordinated debt.
(k) Includes 375,000 shares First New England Capital, LP currently has the right to acquire pursuant to a note and warrant purchase agreement with the holders of the 11% convertible subordinated debt.
(l) MorAmerica Capital Corporation, The North Dakota Small Business Investment Company and First New England Capital, LP as group have beneficial ownership in excess of 10% of the Corporation's common stock.
(m) Includes 15,000 shares Mr. Ayling has the right to acquire pursuant to stock options.

                             EXECUTIVE COMPENSATION

The following table shows compensation paid or awarded by Centrum during the fiscal years ended March 31, 1997, 1996, and 1995 to the current chief executive officer of Centrum and the other executive officers of the Corporation for services in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
                                         ------------------------------------------------------------   Long term
                                                                                                       compensation
    Name and                                                                           Other annual    ------------
principal position        Year             Salary                     Bonus          compensation (1)   Options (#)
---------------------------------   --------------------    --------------------------------------------------------
George H. Wells           1997            $  189,600                $  114,100       $   6,860          100,000
                          1996            $  175,000                $   56,000       $   6,860          150,000
                          1995            $  175,000                $   20,000       $  11,094

Timothy M. Hunter         1997            $  101,339                $   33,385       $   6,085            1,898
                          1996            $   64,523                                 $   6,044          169,133
                          1995            $   62,400                                 $   5,051

Anthony A. Montani        1997            $  141,185                $   33,385       $   6,389            1,898
                          1996            $  106,769                                 $   6,439          216,200
                          1995            $  104,000                                 $   6,439
-------------------
(1)  Automobile Lease

                             OPTION GRANTS IN 1997
                          For Named Executive Officers

                     Number of        Percent of
                    securities       total options
                    underlying        granted to      Exercise or
                      options        employees in     base price        Expiration         Grant date
                      granted         fiscal year      per share         Date               value (1)
                   -----------      --------------   -------------     ------------       -------------
George H. Wells       100,000           30.6%           $1.50          December 2, 2006     $ 135,000
Timothy M. Hunter       1,898            0.5%            2.00          December 2, 2006         2,278
Anthony A. Montani      1,898            0.5%            2.00          December 2, 2006         2,278
-----------------

1)Based on the Constant Elasticity Variance of the Black-Scholes model using the following assumptions: (a) a ten year option term; (b) 35% volatility rate; and (c) 0% dividend yield. Actual gain, if any, is dependent upon the actual performance of the shares of common stock underlying these options. There is no assurance that the amounts shown in this column will be achieved.

The options for Messrs. Hunter and Montani were based upon the results of the metal forming operations for the period of March 8, 1996 through March 31, 1996.

No options were exercised during the fiscal year ended March 31, 1997 by any of the named executives included in the summary compensation table.

                             EXECUTIVE COMPENSATION
                (INCLUDING TERMINATION OF EMPLOYMENT) AGREEMENTS

The following table sets forth information concerning the aggregate number of options held and the value of unexercised "in-the-money" options held at March 31, 1997 (the difference between the aggregate exercise price of all such options held and the market value of the shares covered by such options at March 31, 1997).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAREND OPTION VALUES

                                              Number of Securities                        Value of Unexercised
                                             Underlying Unexercised                          In-the-Money
                                                 Options/SARs at                            Options/SARs at
                                               Fiscal Year end (#)                         Fiscal Year end ($)
                                           ------------------------------            ------------------------------
         Name                              Exercisable      Unexercisable            Exercisable      Unexercisable
         ----                              -----------      -------------            -----------      -------------
         George H. Wells                   416,667                -0-                  $  512,501      $     -0-

         Timothy M. Hunter                 108,531             62,500                  $  118,404      $   46,875

         Anthony A. Montani                143,098             75,000                  $  163,307      $   56,250

Mr. George Wells has an employment agreement with the Corporation which provides for an annual salary of $210,000. In addition to his salary, Mr. Wells is entitled to receive a performance bonus of 5% of Centrum's consolidated before tax profit. The agreement also calls for an annual stock or cash bonus to be awarded at the discretion of the Board. The contract has an annual term, which renews automatically unless terminated by either party in writing 60 days prior to the expiration date.

The employment agreement with Mr. Wells provides for the termination of Mr. Wells for cause. In the event that Mr. Wells is terminated for any reason other than cause prior to expiration of the agreement, he is entitled to severance compensation of nine months salary, any discretionary bonus awarded but not yet paid, and the pro rata amount of the performance bonus earned prior to termination.

Mr. Davis as Vice President and Secretary of the Corporation does not receive compensation for services rendered in this capacity as of year end, and is not involved in the daily operations of the Corporation. See directors compensation with respect to Mr. Davis' compensation as a director.

Messrs. Hunter and Montani entered into employment agreements with McInnes Steel Company, a subsidiary of Centrum, dated February 29, 1996 which have a three year term. The agreements automatically renew from year to year on the anniversary commencing on the expiration of the three year term unless terminated by either party in writing 30 days prior to the expiration date.
Mr. Hunter's annual salary is $98,000 and Mr. Montani's annual salary is $152,000 as of August 1, 1997. Both salaries are to be increased annually by a
minimum of the greater of the change in the CPI or 4% per year.   In addition
to their salaries, Messrs. Hunter and Montani are entitled to cash bonuses. The aggregate bonus amount paid to Messrs. Hunter and Montani is to be 3.125% of the McInnes pre-tax income.

The contracts provide for the termination of Messrs. Hunter and Montani for cause. In the event that either Mr. Hunter or Mr. Montani is terminated for any reason other than cause prior to expiration of the agreement, he is entitled to monthly severance compensation of his base monthly salary reduced by any salary or consulting income received from any source for the remaining term of the agreement for a minimum period of one year.

In addition, to his employment agreement with McInnes, Mr. Hunter is compensated $24,000 annually as an employee of Centrum.

Messrs. Wells, Hunter and Montani are eligible to participate in the Corporation's 401(K) plans. Substantially all salaried employees are eligible to participate in the plans. The Corporation contributes to the plans and the Corporation's contribution is allocated to the accounts of the plan participants on a nondiscriminatory basis.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors, composed entirely of independent non-employee directors based the executive compensation on the following principles:

- Executive compensation agreements should provide Centrum with the ability to attract, retain, and motivate the key executives essential for the current and long-term success of the Corporation.

- That executive compensation is based upon the financial performance of the Corporation and achievement of the Corporation's long-term strategies and objectives as determined by the Board of Directors.

- That executive compensation is reflective of an individual's performance, the Corporation's performance and is aligned with the compensation for equivalent positions within the industries which the Corporation operates in.

The Committee annually reviews the compensation changes of executive officers other than the CEO. These changes are made by the CEO based upon his assessment of the executive's performance and attainment of the Corporation's financial goals.

The Committee annually reviews and approves the compensation of the CEO. The compensation of the CEO is based upon his performance and the Corporation's performance. The Committee considers the financial results of the Corporation, the achievement of the Corporation's objectives, the leadership qualities of the CEO, and his role in implementing the Corporation's long-term strategies when determining the appropriate compensation.

The Committee believes that the qualities and motivation of executive management are fundamental to ensuring the long-term success of the Corporation. The Committee believes that they have successfully integrated executive compensation with the goals and objectives of the Corporation.

Respectfully submitted,
Robert J. Fulton, Chairman
David L Hart
Thomas E. Seiple

                               PERFORMANCE GRAPH
                    FIVE YEAR SHAREHOLDER RETURN COMPARISON

The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative five year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the Dow Jones Industrial Index and the S&P 400 Midcap Index. The stock price performance shown on the graph below is not a projection of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG CENTRUM INDUSTRIES, INC., DOW JONES INDUSTRIAL
                    INDEX, AND S&P 400 MIDCAP INDEX FOR THE
                           FISCAL YEAR ENDED MARCH 31


                                 [BAR GRAPH]



       03/31/92    03/31/93    03/31/94    03/31/95   03/31/96    03/31/97
300

250

200

150

100

 50

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Under Section 16 of the Securities Exchange Act of 1934, the Corporation's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in Common Stock; such persons are also required to furnish the Corporation with copies of such reports.

         During 1997, Richard Klaffky, Mervyn Manning and David Schroder were late in filing their reports on Form 3, the Initial Statement of Beneficial Ownership of Securities, in September 1996.

         Based solely upon the reports and related information furnished to the Corporation, the Corporation believes that all such filing requirements were compiled with in a timely manner during and with respect to 1997, with the exception of the three reports described above.

                                    AUDITORS

         Price Waterhouse LLP has again been selected as Independent Auditor for the Corporation and its subsidiaries for the fiscal year ended March 31, 1998. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to have the opportunity to make any statements they consider appropriate.

                             SHAREHOLDER PROPOSALS

         Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Corporation for its next meeting, to be held in 1998, must be made by a qualified shareholder and must be received in writing by the Corporation no later than April 24, 1998.

                                 OTHER MATTERS

         The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's March 31, 1997 Form 10-K is attached to this Proxy Statement in lieu of other financial information.



    August 18, 1997


                                          BY THE ORDER OF THE BOARD OF DIRECTORS

                                          GEORGE H. WELLS
                                          Chairman
                                          President and Chief Executive Officer

                         CENTRUM INDUSTRIES, INC. PROXY

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 2, 1997

The undersigned, revoking all prior proxies, hereby appoints GEORGE H. WELLS and TIMOTHY M. HUNTER, and each of them, as proxy for the undersigned with the full power of substitution and revocation, to vote all shares of common stock of Centrum Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of stockholders, to be held at The Crowne Plaza
Hotel in Salons E & F, Two SeaGate / Summit Street, Toledo, Ohio, on Thursday, October 2, 1997, and at all adjournments there of, and to represent me and to vote upon the following matters:

(1) RESOLVED, that the following persons are hereby elected to serve on the Board of Directors for the term expiring at the Corporation's 1998 Annual Meeting, or until their successors are elected and qualified:

         George H. Wells                   For {   }                Opposed {  }              Abstain {  }
         Robert J. Fulton                  For {   }                Opposed {  }              Abstain {  }
         David L. Hart                     For {   }                Opposed {  }              Abstain {  }
         Richard C. Klaffky                For {   }                Opposed {  }              Abstain {  }
         William C. Davis                  For {   }                Opposed {  }              Abstain {  }
         Thomas E. Seiple                  For {   }                Opposed {  }              Abstain {  }
         David R. Schroder                 For {   }                Opposed {  }              Abstain {  }
         Mervyn H. Manning                 For {   }                Opposed {  }              Abstain {  }

(2) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED.


         DATED:
               ----------------------        ----------------------------------
                                             Shareholder's Signature

                                Print name:
                                           ------------------------------------


                                           ------------------------------------
                                           Shareholder's Signature (if jointly
                                           held)


                                Print name:
                                           ------------------------------------